EXHIBIT 99.1

June 9, 2016

Midwest Energy Emissions Corp. adds Canadian Financial Planning Specialist to Board of Directors

LEWIS CENTER, OH– (Marketwired) June 9, 2016 – Midwest Energy Emissions Corp. (OTCQB: MEEC) ("ME2C" or the "Company"), an emerging leader in mercury emissions control technology for the global coal-power industry, is pleased to announce that Allan T. Grantham, CPCA, CEA, CFP, TEP, Founder and President of Atlas Estate Planning Services Limited, Halifax, Nova Scotia, Canada, has joined the Company's Board of Directors.

Mr. Grantham has served as President of Atlas since July 2003. The company specializes in personal and corporate estate planning services. Mr. Grantham, who has been in the life insurance industry since 1978, has concentrated in the estate, tax, and financial planning areas since 1983. Mr. Grantham and his wife are actively involved in various charitable organizations, both Canadian-based and internationally, including creating "Friends of Haiti", which raises funds for projects and children in Haiti and is administered through Chalice Canada, a charity which provides nutrition, education, and shelter to children and the elderly in various developing countries.

Chris Greenberg, Chairman of the Board of Directors commented, "Allan is an important addition to ME2C's Board of Directors as we continue to prepare for significant growth this fiscal year. His financial planning expertise and knowledge gained from years of experience working with top Halifax professionals gives him a unique perspective in working with our team. His integrity and focus will be a great asset to the ME2C board and its shareholders and we are excited to welcome him on board."

About Midwest Energy Emissions Corp. (ME2C)

Midwest Energy Emissions Corp. (OTCQB: MEEC) delivers patented and proprietary solutions to the global coal-power industry to remove mercury from power plant emissions, providing performance guarantees, and leading-edge emissions services. The U.S. Environmental Protection Agency (EPA) MATS rule, which has been subject to legal challenges which continue, requires that all coal- and oil-fired power plants in the U.S., larger than 25 mega-watts, must remove roughly 90% of mercury from their emissions starting April 15, 2015. ME2C has developed patented technology and proprietary products that have been shown to achieve mercury removal levels compliant with MATS at a significantly lower cost and with less operational impact than currently used methods, while preserving the marketability of fly-ash for beneficial use. For more information, please visit www.midwestemissions.com.

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Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain "forward-looking statements" that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. Matters that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the gain or loss of a major customer, additional or new EPA regulations affecting coal-burning utilities, disruption in supply of materials, a significant change in general economic conditions in any of the regions where our customer utilities might experience significant changes in electric demand, a significant disruption in the supply of coal to our customer units, the loss of key management personnel, failure to obtain adequate working capital to execute the business plan and any major litigation regarding the Company. In addition, this release contains time-sensitive information that reflects management's best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this release can be found in the Company's periodic filings with the Securities and Exchange Commission.

Contact:

Chris Greenberg

Chairman of the Board

(701) 792-9808

cgreenberg@globalsafetynetwork.com